SUNCOR ENERGY

Computershare

Computershare Trust Company of Canada
9th Floor, 100 University Avenue
Toronto, Ontario M5J 2Y1
www.computershare.com

MR SAM SAMPLE
123 SAMPLES STREET
SAMPLETOWN SS X9X 9X9

Security Class 123

Holder Account Number

C1234567890 XXX

Please print in ink. Print in CAPITAL letters inside the grey areas as shown in this example.

ABC 123 X X

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Form of Proxy - Annual and Special Meeting to be held on April 24, 2003

Notes to Proxy

1. **Every holder has the right to appoint some other person of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).**
2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.
3. This proxy should be signed in the exact manner as the name appears on the proxy.
4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.
5. **The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.**

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

Voting by mail is the only method for holdings held in the name of a corporation or holdings being voted on behalf of another individual.
Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.
Instead of mailing this proxy, you may choose one of the two voting methods outlined below to vote this proxy. Have this proxy in hand when you call.
Receive Documents Electronically - You can enrol to receive future securityholder communication electronically, after you vote using the Internet. If you don't vote online, you can still enrol for this service. Follow the instructions below.

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To Vote Using the Telephone (Within Canada and U.S.)

- Call the toll free number listed BELOW from a touch tone telephone. There is **NO CHARGE** for this call.

1 8XX XXX-XXXX

To Vote Using the Internet

- Go to the following web site: www.computershare.com/ca/proxy

To Receive Documents Electronically

- You can enrol to receive future securityholder communication electronically, after you vote using the Internet. If you **don't** vote on-line, you can still enrol by visiting www.computershare.com - click "Investors", "View Shareholding", and after accessing your account, click "Communication Details".

You will need to provide your HOLDER ACCOUNT NUMBER and PROXY ACCESS NUMBER listed below.

HOLDER ACCOUNT NUMBER C1234567890 **PROXY ACCESS NUMBER 12345**

If you vote by telephone or the Internet, DO NOT mail back this proxy.
Proxies submitted must be received by 4:30 p.m., EST, on Monday, April 21, 2003.

THANK YOU

MR SAM SAMPLE

C1234567890

XXX 123

+

This Form of Proxy is solicited by and on behalf of Management.

Appointment of Proxyholder

I/We being shareholder(s) of Suncor Energy Inc. hereby appoint(s):
JR Shaw, or failing him Richard L. George, or failing him Robert W. Korthals

OR

Print the name of the person you are appointing if this person is someone other than the Chairman of the Meeting.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual and Special meeting of Suncor Energy Inc. to be held at the Sunlife Conference Center, #210, 140 - 4th Avenue, SW, Calgary, AB on Thursday, April 24, 2003 at 10:30 a.m. local time and at any adjournment thereof.

1. Election of Directors

The nominees proposed by Management are as set forth in the accompanying Management Proxy Circular.

FOR all nominees: ☐

WITHHOLD vote for all nominees: ☐

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2. Appointment of Auditors

	For	Withhold
Reappointment of PricewaterhouseCoopers LLP as Auditor of the Corporation for the ensuing year	☐	☐

3. Resolution

Management recommends a vote AGAINST the following resolution. Please read the resolution in full in the accompanying Management Proxy Circular.

	For	Against
The resolution requesting the Board of Directors to establish a policy of expensing in the Company's annual income statement the cost of all future stock options issued to senior Company executives	☐	☐

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Authorized Signature(s) - Sign Here - This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. **If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.**

Signature(s)

Date - Day / Month / Year

SUNQ 1FFF 999999999999 +

000Q5E